                                                                    EXHIBIT 3.78

                            ARTICLES OF INCORPORATION
                                       OF
                        RESORT PROPERTY MANAGEMENT, INC.

         We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation.

         First: The name of the corporation is:

                  Resort Property Management, Inc.

         Second: The period of its duration is perpetual.

         Third: The purpose or purposes for which the corporation is organized are: to primarily engage in the business of management, leasing and maintenance of residential rental properties, and to do whatever may be necessary and convenient to carry on said business and such other business enterprises as are lawful, and to do all and everything necessary for the benefit and protection of the corporation and to accomplish any of the purposes enumerated in these Articles of Incorporation, the Bylaws, or any amendment thereto.

         To enter into any lawful arrangement for sharing profits, union of interest, reciprocal association or cooperative association with any corporation, association, partnership, individual or other legal entity for the carrying on of any business and to enter into any general or limited partnership for the carrying on or any lawful business.

         Fourth: The aggregate number of shares of stock which the corporation shall have authority to issue and have outstanding is:

                        100,000 shares without par value.

         Fifth: The corporation shall not commence business until at least One Thousand Dollars ($1,000.00) has been received for the issuance of shares. The amount of capital with which this corporation will begin business is One Thousand Dollars ($1,000.00).

         Sixth: Shareholders of the corporation shall have no, preemptive rights to purchase or subscribe to any unissued shares or to any new issues of any stock offered by the corporation, unless otherwise determined by resolution of the Board of Directors.

         The corporation shall not issue any class of shares which shall have a preference or priority over other classes of shares of the corporation as to receipt or payment of dividends which may be declared or distributed by the corporation.

         Seventh: Shareholders of the corporation shall have the power to include in the Bylaws adopted by the holders of two-thirds of the issued shares of the corporation any regulatory or restrictive provisions regarding the proposed sale, transfer or other disposition of any of the


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outstanding shares of the corporation by any of its shareholders, or the proposed sale, transfer or other disposition of any of the outstanding shares of the corporation in the event of the death of any of its shareholders. No shareholder of the corporation may will or transfer his shares therein except to another individual who is eligible to be a shareholder of the corporation, and such sale or transfer may be made only after the same shall have been approved at a shareholders' meeting especially called for such purpose.

         Eighth: The principal place of business of the corporation is:

                  750 East Kearns Boulevard
                  Park City, Utah 84060

         The name and address of the registered agent for the corporation is:

                  Scott C. Welling, Esq.
                  312 Main Street
                  P.O. Box 712
                  Park City, Utah 84060

         Ninth: The number of directors constituting the initial Board of Directors of the corporation is three. The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders, or until their successors are elected and qualified, are:

                  Name                                Address
                  ----                                -------
                  Daniel Meehan                       750 East Kearns Boulevard
                                                      Park City, Utah 84060

                  Kym Meehan                          750 East Kearns Boulevard
                                                      Park City, Utah 84060

                  Michael Polichette                  750 East Kearns Boulevard
                                                      Park City, Utah 84060

         Tenth: The names and addresses of each incorporator:

                  Name                                Address
                  ----                                -------
                  Daniel Meehan                       750 East Kearns Boulevard
                                                      Park City, Utah 84060

                  Kym Meehan                          750 East Kearns Boulevard
                                                      Park City, Utah 84060

                  Michael Polichette                  750 East Kearns Boulevard
                                                      Park City, Utah 84060


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

         Eleventh: These Articles of Incorporation may be amended by the Board of Directors upon approval at a shareholders' meeting by a majority of the shares entitled to vote, unless all of the directors and shareholders by written statement manifest their intention and consent that a certain amendment of these Articles of Incorporation be made. All rights of the shareholders are subject to this reservation.

         IN WITNESS WHEREOF, we, the undersigned incorporators have executed these Articles of Incorporation this 1st day of October, 1987.



                                       /s/ Daniel Meehan
                                       -----------------------------------------
                                       Daniel Meehan



                                       /s/ Kym Meehan
                                       -----------------------------------------
                                       Kym Meehan



                                       /s/ Michael Polichette
                                       -----------------------------------------
                                       Michael Polichette


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